EXHIBIT     DESCRIPTION

EX-99.B1 Amended Declaration of Trust dated May 31, 1995, is incorporated herein by reference to Exhibit 1(d) of Post-Effective Amendment No. 22 filed on October 27, 1995 (Accession # 717316-95-000007).

EX-99.B2 Amended and Restated Bylaws dated May 17, 1995 are incorporated herein by reference to Exhibit 2(d) of Post-Effective Amendment No. 22 filed on October 27, 1995 (Accession # 717316-95-000007).

EX-99.B4 Specimen copy of Limited-Term Tax-Free Fund's share certificate is incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 16.

EX-99.B5 Investment Advisory Agreement between Benham California Tax-Free and Municipal Funds: Limited-Term Tax-Free Fund, Benham California Tax-Free and Municipal Funds: Tax-Free Money Market Fund, Benham California Tax-Free and Municipal Funds: Municipal Money Market Fund, Benham California Tax-Free and Municipal Funds: Tax-Free Intermediate-Term Fund, Benham California Tax-Free and Municipal
            Funds: Tax-Free Long-Term Fund, Benham California Tax-Free and Municipal Funds: Municipal High-Yield Fund, Benham California Tax-Free and Municipal Funds: Tax-Free Insured Fund and BMC, dated June 1, 1995, is incorporated herein by reference to Exhibit 5(a) of Post-Effective Amendment No. 22 filed on October 27, 1995 (Accession # 717316-95-000007).

EX-99.B6 Distribution Agreement between Benham California Tax-Free and Municipal Funds and Twentieth Century Securities, Inc. dated as of September 3, 1996, is incorporated herein by reference to Exhibit 6 of Post-Effective Amendment No. 29 to the Registration Statement of the Benham Government Income Trust filed on August 30, 1996 (Accession # 773674-96-000007).

EX-99.B8    1993 Omnibus Custodian Agreement between the Benham Group of
            Funds (including Benham California Tax-Free and Municipal Funds) and State Street Bank and Trust Company, dated August 10, 1993, is incorporated herein by reference to Exhibit 8 to Post-Effective Amendment No. 20, filed on October 27, 1995.

EX-99.B9 Administrative Services and Transfer Agency Agreement between Benham California Tax-Free and Municipal Funds and Twentieth Century Services, Inc. dated as of September 3, 1996,. is incorporated herein by reference to Exhibit 9 of Post-Effective Amendment No. 29 to the Registration Statement of the Benham Government Income Trust filed on August 30, 1996 (Accession # 773674-96-000007).

EX-99.B10   Opinion and consent of counsel as to the legality of the securities being registered, dated October 16, 1996 is incorporated herein by reference to Rule 24f-2 Notice filed on October 16, 1996 (Accession
            # 717316-96-000012).

EX-99.B11   Consent of KPMG Peat Marwick, LLP, independent auditors, is included herein.

EX-99.B16   Schedule for computation of each performance quotation provided in response to Item 22 is included herein.

EX-99.B17   Power of Attorney dated March 4, 1996, is included herein.

EX-27.4.1   FDS - California Tax-Free Money Market Fund

EX-27.4.2   FDS - Municipal Money Market Fund

EX-27.5.3   FDS - California Tax-Free Intermediate-Term Fund

EX-27.5.4   FDS - California Tax-Free Long-Term Fund

EX-27.5.5   FDS - California Municipal High-Yield Fund

EX-27.5.6   FDS - California Tax-Free Insured Fund

EX-27.5.7   FDS - California Tax-Free Limited-Term Fund